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                                                                   EXHIBIT 10.68

                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 23rd day of April, 1999 is entered into by Omnipoint Corporation, a Delaware corporation with its principal place of business at 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814 (the "Company"), and Harry Plonskier, residing at 4 Pendelton Road, Mahwah, New Jersey 07430 (the "Employee").

         The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on April 23, 1999 (the "Commencement Date") and ending on October 31, 2003 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

         2. Title; Capacity. The Employee shall serve as Treasurer and acting Chief Financial Officer of the Company. The Employee shall be based at the Company's office located in Cedar Knolls, New Jersey. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board of Directors of the Company (the "Board"), or the Chief Executive Officer of the Company (the "CEO").

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or the CEO or his designees shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3. Compensation and Benefits.

            3.1 Salary. The Company shall continue to pay the Employee, in semi-monthly installments, an annual base salary of $185,000 for the period commencing on the Commencement Date through October 31, 1999. Thereafter, such salary shall be subject to annual review and increases at the discretion of the Compensation Committee of the Board (the "Compensation Committee").



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            3.2 Bonus. The Employee is eligible for a target bonus of up to 30%
of his annual gross salary, paid at the completion of milestones established by the CEO and the Compensation Committee. Such milestones shall be established no later than March 31st of each year. The completion of such milestones will be determined at the sole discretion of the CEO and the Compensation Committee. Any bonus awarded to the Employee will be made at the discretion of the CEO and the Compensation Committee. Such bonus shall be subject to annual review and increases at the discretion of the Compensation Committee.

            3.3 Fringe Benefits; Officer Indemnification. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to three weeks vacation per year (or such greater amount as Employee is eligible under the Company's employment policy based on tenure of service), to be taken at such time as may be approved by the Board or the CEO. To the extent the Company extends more favorable indemnification terms to other officers of the Company then is currently provided in the Company's By-laws, the Employee shall be entitled to such indemnification terms.

            3.4 Stock Option Plan. The Employee shall be entitled to participate in the Company's 1997 Omnibus Stock Plan in the amount and subject to the terms and conditions set out in the Combined Non-Statutory and Incentive Stock Option Agreements attached hereto as Exhibit A and Exhibit B.

            3.5 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers, and such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

            3.6 Car Allowance. The Company shall provide the Employee with an automobile expense allowance in the amount of $600.00 per month while the Employee is located in the New York Major Trading Area.

            3.7 Social Membership. The Company shall pay on behalf of the Employee, or reimburse the Employee for, up to $20,000 for the initiation fee at a social club located in the New York Metropolitan Trading Area. The Employee's membership in such social club must be a corporate membership in the name of Omnipoint Corporation.

         4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:




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            4.1 Expiration of the Employment Period in accordance with Section
1;

            4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) failure to cure a material breach by the Employee of the terms of this Agreement within twenty
(20) days of receipt of written notice of such breach from the Company, dishonesty, gross negligence or willful misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

            4.3 Upon the death or thirty (30) days after the disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, regardless of whether consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

            4.4 At the election of the Employee, upon not less than thirty (30) days prior written notice of termination; or

            4.5 At the election of the Company, otherwise than for cause, upon not less than thirty (30) days prior written notice.

         5. Effect of Termination.

            5.1 Termination for Cause or at Election of Employee. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the last day of his actual employment by the Company.

            5.2 Termination for Death. If the Employee's employment is terminated by death pursuant to Section 4.3, the Company shall pay to the estate of the Employee the compensation and benefits which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death occurs.

            5.3 Termination at the Election of the Company or for Disability. If the Employee's employment is terminated at the election of the Company pursuant to Section 4.5 or for disability pursuant to Section 4.3, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to the Employee up to the end of the one year period following the month in which the termination of his employment occurs.




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            5.4 Survival. The provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement.

         6. Non-Compete.

            (a) So long as the Company is not in breach of this Agreement, during the Employment Period and for a period of one year after the termination or expiration thereof, the Employee will not directly or indirectly:

         (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling equipment of the kind or type developed or being developed, produced, marketed or sold by the Company or its affiliates while the Employee was employed by the Company; or

         (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates; or

         (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its affiliates which were contacted, solicited or served by the Employee while employed by the Company.

            (b) So long as the Company is not in breach of this Agreement, for a period of one year after the termination or expiration of the Employment Period, the Employee will not be employed in any capacity by, or provide consulting services to, any company engaged in the provision of wireless communications services in the New York Major Trading Area.

            (c) The parties agree that the relevant public policy aspects of covenants not to compete have been discussed, and that every effort has been made to limit the restrictions placed upon the Employee to those that are reasonable and necessary to protect the Company's legitimate interests.

            (d) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            (e) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and/or its affiliates and are considered by the Employee to be reasonable for such purposes. The Employee agrees that any breach of this Section 6 will cause the Company and/or its affiliates substantial and irrevocable damage and



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therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         7. Proprietary Information and Developments.

            7.1 Proprietary Information.

            (a) Employee agrees that all information and know-how, regardless of whether in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs, including the terms of this Agreement, (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

            (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

            (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of affiliates of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

         7.2 Developments.

             (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable that are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether during normal working hours or whether on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

             (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or



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planned business or research and development of the Company and that are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

             (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

            7.3 Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         8. Company's Remedies for Breach. It is recognized that damages in the event of breach of Section 6 and 7 of this Agreement by the Employee would be difficult, if not impossible, to ascertain, and it is therefore agreed that, notwithstanding anything in this Agreement to the contrary, including but not limited to the arbitration provisions of Section 15 hereof, the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Employee hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

         9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon delivery personally, by facsimile or by overnight mail, or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

         10. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.



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         12. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         15. Arbitration. The parties agree that any controversy, claim or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Employee, or the termination thereof, including any claims under federal, state, or local law, shall be resolved by arbitration in Bethesda, Maryland in accordance with the Employment Dispute Resolution rules of the American Arbitration Association. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

         16. Miscellaneous.

             16.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

             16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

             16.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



OMNIPOINT CORPORATION

By:  /s/ Douglas G. Smith
     -----------------------------------------
     Douglas G. Smith, President


EMPLOYEE


/s/ Harry Plonskier
----------------------------------------------
Harry Plonskier





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